Exhibit 99.1

MURPHY OIL ANNOUNCES PRELIMINARY QUARTERLY EARNINGS

EL DORADO, Arkansas, October 24, 2006 – Murphy Oil Corporation (NYSE: MUR) announced today that net income in the third quarter of 2006 was $222.8 million, $1.18 per diluted share, compared to net income of $231 million, $1.23 per diluted share, in the third quarter of 2005. Record quarterly profits for the Company’s refining and marketing operations in the just completed 2006 quarter were offset by lower earnings in exploration and production operations.

Net income in the 2006 third quarter included income tax charges of $17.8 million, $.09 per diluted share, associated with a 10% tax rate increase on U.K. oil and natural gas profits. The new U.K. statutory tax rate, which was enacted in July 2006 retroactive to the beginning of 2006, now totals 50% on oil and gas profits. Net income in the 2005 third quarter included income from discontinued operations of $8.6 million, $.05 per diluted share, related to an adjustment of income taxes associated with the sale of most of the Company’s conventional oil and gas assets in Western Canada in the second quarter 2004.

Net income in the 2006 and 2005 third quarters included pretax costs of $27.2 million and $34.1 million, respectively, associated with hurricanes that occurred in the U.S. during 2005. These costs are net of anticipated insurance recoveries. The costs in 2006 were mostly associated with unrecoverable repair costs at the Meraux, Louisiana refinery and costs associated with settlement of oil spill class action litigation. The components of the 2005 costs included incremental insurance expenses, uninsured losses within the Company’s insurance deductibles, voluntary costs for Company donations and additional employee salaries, and depreciation and salaries for the temporarily idled Meraux refinery.

For the first nine months of 2006, net income totaled $550.7 million, $2.91 per diluted share, compared to $691.9 million, $3.69 per diluted share, for the same period in 2005. The 2005 nine-month results included income from discontinued operations of $8.6 million, $.05 per diluted share, and a $106.8 million after-tax gain on sale of most mature oil and natural gas properties on the continental shelf of the Gulf of Mexico.

The Company is nearing completion of the Thunder Ridge exploratory drilling well in the Gulf of Mexico. If the well is unsuccessful, the Company would adjust its third quarter earnings for the after-tax cost incurred through September 30, 2006, which is approximately $14 million.

Third Quarter 2006 vs. Third Quarter 2005

Exploration and Production (E&P)

Reviewing quarterly results by type of business, the Company’s income contribution from E&P operations was $118.8 million in the third quarter of 2006 compared to $204.6 million in the same quarter of 2005. The lower earnings in 2006 were primarily caused by lower oil production volumes, lower natural gas sales prices in North America, higher exploration expenses, higher maintenance costs for Terra Nova field equipment, higher property insurance costs, and net income tax charges. These were partly offset by higher sales prices for crude oil and lower E&P hurricane-related costs in 2006. An income tax charge of $17.8 million in the U.K. related to a 10% tax rate increase was partially offset by a $7.6 million benefit related to an adjustment of estimated prior-period taxes in Canada. The Company’s worldwide crude oil and condensate sales prices averaged $55.50 per barrel for the 2006 third quarter compared to $53.15 per barrel in the same quarter of 2005. Total crude oil and gas liquids production was 79,642 barrels per day in the third quarter 2006 compared to 94,151 barrels per day in the 2005 quarter, with the net decline primarily attributable to no production at the Terra Nova field, offshore Newfoundland, which was shut-in for equipment maintenance during the entire third quarter of 2006. Oil production in the United Kingdom was also lower in the 2006 period due to downtime for maintenance, and volumes produced in the United States declined due to lower production at fields in the Gulf of Mexico. U.S. production in 2005 was adversely affected by downtime resulting from Hurricane Katrina. Crude oil sales volumes averaged 73,112 barrels per day in the third quarter of 2006 compared to 93,910 barrels per day in the 2005 period. North American natural gas volumes were sold at an average of $6.90 per thousand cubic feet (MCF) during the 2006 third quarter compared to $8.54 per MCF during the 2005 quarter. Natural gas sales volumes were 74 million cubic feet per day in the third quarter 2006 compared to 70 million cubic feet per day in the third quarter of 2005. The increase in natural gas sales volumes was primarily due to virtually no downtime in the Gulf of Mexico for hurricanes in 2006 compared to significant downtime in 2005. Exploration expenses were $36 million in the 2006 quarter compared to $32.9 million in the same period of 2005, with the increase in 2006 mostly due to higher geophysical costs offshore Malaysia.

Refining and Marketing

The Company’s refining and marketing operations generated a record quarterly profit of $126.6 million in the third quarter 2006 compared to a profit of $32 million in the 2005 third quarter. Earnings improved in 2006 due to higher margins for both refining and retail marketing operations in North America compared to the 2005 third quarter. Murphy’s downstream business incurred after-tax costs of $16.7 million related to hurricane repairs and oil spill class action litigation settlement in the just completed 2006 quarter, compared to various hurricane-related after-tax costs of $13.9 million in the 2005 quarter. In the 2005 period, the Company’s Meraux, Louisiana, refinery experienced flooding associated with Hurricane Katrina and consequently, was shut down for the last 34 days of the prior-year quarter.

Corporate

The after-tax costs of the corporate functions were $22.6 million in the 2006 quarter compared to costs of $14.2 million in the 2005 quarter. The Company incurred more interest expense due to higher average debt balances and higher interest rates in the 2006 period. The Company also had higher administrative expenses in 2006 compared to 2005, including more employee incentive compensation expense.

First Nine Months 2006 vs. First Nine Months 2005

Exploration and Production (E&P)

The Company’s exploration and production operations earned $525.4 million in the first nine months of 2006 and $619.4 million in the same period of 2005. The primary reasons for the lower earnings in this business in 2006 were lower crude oil and natural gas sales volumes in the 2006 period, and a $106.8 million after-tax gain in 2005 on the sale of most mature oil and gas properties on the continental shelf of the Gulf of Mexico. Higher crude oil sales prices were realized in 2006 compared to 2005. Exploration expenses were $129.4 million in 2006 compared to $143.2 million in 2005 as the prior-year period included unsuccessful drilling costs in the Republic of Congo. Crude oil and gas liquids production for the nine months of 2006 averaged 89,401 barrels per day compared to 104,588 barrels per day in 2005. The production decline in 2006 was primarily attributable to lower volumes at the Terra Nova field, which has been shut-in for equipment maintenance since May 2006. Also, U.S. oil volumes were lower during the 2006 period mostly due to lower production in the Gulf of Mexico at the Front Runner and Habanero fields. Natural gas sales were 82 million cubic feet per day in 2006 compared to 96 million cubic feet per day in 2005, with the reduction primarily caused by the sale of most mature properties on the continental shelf of the Gulf of Mexico in 2005 and field decline in the Gulf of Mexico, but partially offset by new production in 2006 from the Seventeen Hands field in the Gulf of Mexico. Crude oil and condensate sales prices averaged $52.80 per barrel in the 2006 period compared to $45.15 per barrel in 2005. North American natural gas was sold for $7.76 per MCF in 2006, up from $7.37 per MCF in 2005.

Refining and Marketing

The Company’s refining and marketing operations generated a profit of $76.1 million in the first nine months of 2006 compared to a profit of $93.9 million in 2005. The lower 2006 result was based on higher hurricane-related expenses in the United States and lower margins in the U.K. The 2006 and 2005 results included net-of-tax hurricane related costs of $65.1 million and $13.9 million, respectively. The 2005 period was affected by 34 days of downtime at the Meraux refinery due to Hurricane Katrina; Meraux remained down for repairs for the first five months of 2006.

Corporate

Corporate after-tax costs were $50.8 million in the first nine months of 2006 compared to $30 million in the 2005 period. The Company had higher net interest expense in the 2006 period due to a combination of higher average debt levels partially offset by higher interest capitalized on development projects. The 2006 period included after-tax foreign exchange charges of $5.6 million, while 2005 included after-tax foreign exchange charges of $2.4 million. Higher administrative expenses in 2006, primarily related to employee incentive compensation costs, also contributed to the higher net corporate costs compared to 2005.

Claiborne P. Deming, President and Chief Executive Officer, commented, “A significant achievement was accomplished late in the third quarter when we settled the class action litigation covering the Meraux refinery oil spill that occurred following Hurricane Katrina. The settlement is subject to final court approval, which is expected in January.

In the third quarter, the Company’s board of directors sanctioned development of the Thunderhawk field in Mississippi Canyon Block 734. First production at Thunderhawk is currently anticipated in early 2009.

The record level of third quarter results for our refining and marketing business demonstrates what these downstream assets are capable of achieving in a favorable business environment. However, refining and marketing margins in the U.S. have been much weaker in the early portion of the fourth quarter compared to the last two months of the third quarter. Crude oil prices have softened a bit from the higher prices seen in the third quarter, and U.S. natural gas prices also face pressure from what appears to be a very early fill of winter storage. We anticipate total worldwide production in the fourth quarter 2006 of approximately 94,000 barrels of oil equivalent per day. We currently expect earnings in the fourth quarter to be in the range of $.40 to $.60 per diluted share. Results could vary based on commodity prices, drilling results, timing of oil sales, and refining and marketing margins.”

The public is invited to access the Company’s conference call to discuss third quarter 2006 results on Wednesday, October 25 at 12:00 p.m. CDT either via the Internet through the Investor Relations section of Murphy Oil’s website at http://www.murphyoilcorp.com/ir or via the telephone by dialing 1-800-366-7417. The telephone reservation number for the call is 11072692. Replays of the call will be available through the same address on Murphy Oil’s website, and a recording of the call will be available through October 29 by calling 1-800-405-2236. Audio downloads will also be available on the Murphy website through November 30, 2006 and via Thomson StreetEvents for their service subscribers.

Summary financial data and operating statistics for the third quarter and nine months of 2006 with comparisons to 2005 are contained in the attached tables.

The forward-looking statements reflected in this release are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. No assurance can be given that the results discussed herein will be attained, and certain important factors that may cause actual results to differ materially are contained in Murphy’s January 15, 1997 Form 8-K report on file with the U.S. Securities and Exchange Commission.

#####

MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended September 30, 2006		Three Months Ended September 30, 2005
	Revenues	Income	Revenues	Income
Exploration and production
United States	$157.8	63.6	168.0	71.3
Canada	172.6	63.7	227.8	98.2
United Kingdom	18.6	(12.0)	40.6	15.2
Ecuador	21.1	5.8	30.3	13.3
Malaysia	51.2	(.6)	62.4	10.6
Other	1.2	(1.7)	.8	(4.0)

	422.5	118.8	529.9	204.6

Refining and marketing
North America	3,490.1	114.5	2,512.2	11.2
United Kingdom	278.9	12.1	292.0	20.8

	3,769.0	126.6	2,804.2	32.0

	4,191.5	245.4	3,334.1	236.6
Intersegment transfers elimination	(43.4)	—	(16.5)	—

	4,148.1	245.4	3,317.6	236.6
Corporate	5.3	(22.6)	(.7)	(14.2)

Revenues/income from continuing operations	4,153.4	222.8	3,316.9	222.4
Discontinued operations, net of taxes	—	—	—	8.6

Total revenues/net income	$4,153.4	222.8	3,316.9	231.0

	Nine Months Ended September 30, 2006		Nine Months Ended September 30, 2005
	Revenues	Income	Revenues	Income
Exploration and production
United States	$533.1	217.8	717.5	321.1
Canada	577.4	245.9	577.1	232.2
United Kingdom	140.5	44.7	129.4	52.9
Ecuador	90.2	26.9	73.3	25.8
Malaysia	172.3	4.4	185.4	22.5
Other	3.3	(14.3)	2.6	(35.1)

	1,516.8	525.4	1,685.3	619.4

Refining and marketing
North America	8,724.4	51.1	6,399.6	62.6
United Kingdom	781.7	25.0	622.5	31.3

	9,506.1	76.1	7,022.1	93.9

	11,022.9	601.5	8,707.4	713.3
Intersegment transfers elimination	(90.7)	—	(42.2)	—

	10,932.2	601.5	8,665.2	713.3
Corporate	11.4	(50.8)	16.5	(30.0)

Revenues/income from continuing operations	10,943.6	550.7	8,681.7	683.3
Discontinued operations, net of taxes	—	—	—	8.6

Total revenues/net income	$10,943.6	550.7	8,681.7	691.9

MURPHY OIL CORPORATION

CONTINUING OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

(Millions of dollars)	United States	Canada	United King- dom	Ecuador	Malaysia	Other	Synthetic Oil – Canada	Total
Three Months Ended September 30, 2006
Oil and gas sales and other revenues	$157.8	93.7	18.6	21.1	51.2	1.2	78.9	422.5
Production expenses	22.2	33.3	3.8	5.0	6.7	–	26.7	97.7
Depreciation, depletion and amortization	22.4	17.1	2.1	5.4	10.3	.2	4.6	62.1
Accretion of asset retirement obligations	.8	1.0	.5	—	.1	.1	.1	2.6
Net costs associated with hurricanes	.4	—	—	—	—	—	—	.4
Exploration expenses
Dry holes	3.3	—	—	.4	—	(3.0)	—	.7
Geological and geophysical	2.7	1.0	—	—	22.7	1.2	—	27.6
Other	.6	.2	(.1)	—	—	1.3	—	2.0

	6.6	1.2	(.1)	.4	22.7	(.5)	—	30.3
Undeveloped lease amortization	4.3	1.0	—	—	—	.4	—	5.7

Total exploration expenses	10.9	2.2	(.1)	.4	22.7	(.1)	—	36.0

Selling and general expenses	5.5	2.2	.7	.2	3.8	2.4	.2	15.0
Income tax expenses	32.0	4.9	23.6	4.3	8.2	.3	16.6	89.9

Results of operations (excluding corporate overhead and interest)	$63.6	33.0	(12.0)	5.8	(.6)	(1.7)	30.7	118.8

Three Months Ended September 30, 2005
Oil and gas sales and other revenues	$168.0	158.4	40.6	30.3	62.4	.8	69.4	529.9
Production expenses	13.9	14.7	4.2	3.7	9.9	—	25.1	71.5
Depreciation, depletion and amortization	19.7	27.9	4.8	5.0	12.8	.1	3.4	73.7
Accretion of asset retirement obligations	.6	.9	.4	—	.1	.2	.1	2.3
Net costs associated with hurricanes	7.6	2.1	.7	—	.1	—	1.1	11.6
Exploration expenses
Dry holes	(.1)	—	3.9	—	(.3)	.4	—	3.9
Geological and geophysical	2.7	2.5	—	—	16.7	.1	—	22.0
Other	.6	.1	—	—	—	.9	—	1.6

	3.2	2.6	3.9	—	16.4	1.4	—	27.5
Undeveloped lease amortization	4.3	.8	—	—	—	.3	—	5.4

Total exploration expenses	7.5	3.4	3.9	—	16.4	1.7	—	32.9

Selling and general expenses	7.4	1.8	.9	.1	1.1	2.6	.2	14.1
Income tax expenses	40.0	36.1	10.5	8.2	11.4	.2	12.8	119.2

Results of operations (excluding corporate overhead and interest)	$71.3	71.5	15.2	13.3	10.6	(4.0)	26.7	204.6

MURPHY OIL CORPORATION

CONTINUING OIL AND GAS OPERATING RESULTS (Unaudited)

NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

(Millions of dollars)	United States	Canada	United King- dom	Ecuador	Malaysia	Other	Synthetic Oil – Canada	Total
Nine Months Ended September 30, 2006
Oil and gas sales and other revenues	$533.1	375.2	140.5	90.2	172.3	3.3	202.2	1,516.8
Production expenses	59.1	81.5	13.3	22.6	24.1	—	89.0	289.6
Depreciation, depletion and amortization	70.4	71.4	16.6	19.9	35.5	.4	11.9	226.1
Accretion of asset retirement obligations	2.2	3.0	1.4	—	.2	.4	.4	7.6
Net costs associated with hurricanes	1.7	—	—	—	—	—	—	1.7
Exploration expenses
Dry holes	9.4	—	—	1.5	30.6	.4	—	41.9
Geological and geophysical	23.8	.9	—	—	34.8	1.9	—	61.4
Other	4.5	.5	.1	—	.2	4.1	—	9.4

	37.7	1.4	.1	1.5	65.6	6.4	—	112.7
Undeveloped lease amortization	12.8	2.8	—	—	—	1.1	—	16.7

Total exploration expenses	50.5	4.2	.1	1.5	65.6	7.5	—	129.4

Selling and general expenses	15.8	7.5	2.7	.8	7.4	8.5	.6	43.3
Income tax expenses	115.6	43.3	61.7	18.5	35.1	.8	18.7	293.7

Results of operations (excluding corporate overhead and interest)	$217.8	164.3	44.7	26.9	4.4	(14.3)	81.6	525.4

Nine Months Ended September 30, 2005
Oil and gas sales and other revenues	$717.5	414.1	129.4	73.3	185.4	2.6	163.0	1,685.3
Production expenses	64.7	42.8	12.2	14.6	27.1	—	67.7	229.1
Depreciation, depletion and amortization	72.5	91.2	18.3	14.4	39.0	.2	9.4	245.0
Accretion of asset retirement obligations	2.6	2.6	1.2	—	.2	.4	.4	7.4
Net costs associated with hurricanes	7.6	2.1	.7	—	.1	—	1.1	11.6
Exploration expenses
Dry holes	16.5	(.7)	3.8	—	21.4	23.0	—	64.0
Geological and geophysical	15.4	4.1	—	—	33.0	1.7	—	54.2
Other	4.1	.4	.3	—	—	2.7	—	7.5

	36.0	3.8	4.1	—	54.4	27.4	—	125.7
Undeveloped lease amortization	14.1	2.3	—	—	—	1.1	—	17.5

Total exploration expenses	50.1	6.1	4.1	—	54.4	28.5	—	143.2

Selling and general expenses	16.8	6.2	2.6	.6	5.1	7.9	.5	39.7
Income tax expenses	182.1	87.5	37.4	17.9	37.0	.7	27.3	389.9

Results of operations (excluding corporate overhead and interest)	$321.1	175.6	52.9	25.8	22.5	(35.1)	56.6	619.4

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues	$4,153,422	3,316,919	10,943,603	8,681,733

Costs and expenses
Crude oil and product purchases	3,275,816	2,546,896	8,580,267	6,302,891
Operating expenses	284,375	210,605	799,369	641,035
Exploration expenses	35,970	32,863	129,406	143,168
Net costs associated with hurricanes	27,160	34,054	105,933	34,054
Selling and general expenses	52,251	41,091	139,282	117,855
Depreciation, depletion and amortization	87,181	93,769	286,745	307,562
Accretion of asset retirement obligations	2,614	2,271	7,690	7,403
Interest expense	17,021	12,238	39,262	35,775
Interest capitalized	(11,284)	(10,834)	(29,912)	(27,156)

	3,771,104	2,962,953	10,058,042	7,562,587

Income from continuing operations before income taxes	382,318	353,966	885,561	1,119,146
Income tax expense	159,543	131,567	334,839	435,801

Income from continuing operations	222,775	222,399	550,722	683,345
Income from discontinued operations, net of tax	—	8,549	—	8,549

Net income	$222,775	230,948	550,722	691,894

Per Common share - Basic
Income from continuing operations	$1.20	1.20	2.96	3.71
Income from discontinued operations	—	.05	—	.05

Net income	$1.20	1.25	2.96	3.76

Per Common share - Diluted
Income from continuing operations	$1.18	1.18	2.91	3.64
Income from discontinued operations	—	.05	—	.05

Net income	$1.18	1.23	2.91	3.69

Cash dividends per Common share	$.15	.1125	.375	.3375

Average Common shares outstanding (thousands)
Basic	186,212	184,355	185,949	184,083
Diluted	189,239	188,069	189,067	187,740

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(Thousands of dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Operating Activities
Net income	$222,775	230,948	550,722	691,894
Less income from discontinued operations	—	8,549	—	8,549

Income from continuing operations	222,775	222,399	550,722	683,345
Adjustments to reconcile income from continuing operations to net cash provided by operating activities
Depreciation, depletion and amortization	87,181	93,769	286,745	307,562
Provisions for major repairs	6,971	7,671	22,296	27,310
Expenditures for major repairs and asset retirement obligations	(2,518)	(2,451)	(13,142)	(30,249)
Dry holes	685	3,921	41,885	63,992
Amortization of undeveloped leases	5,687	5,412	16,717	17,519
Accretion of asset retirement obligations	2,614	2,271	7,690	7,403
Deferred and noncurrent income tax charges	36,076	16,303	13,972	20,077
Pretax (gains)/losses from dispositions of assets	(432)	(6,247)	941	(178,171)
Net (increase) decrease in operating working capital other than cash and cash equivalents	87,338	(48,435)	(306,331)	(150,929)
Other	(16,016)	14,191	(7,084)	(6,688)

Net cash provided by continuing operations	430,361	308,804	614,411	761,171
Net cash provided by discontinued operations	—	8,549	—	8,549

Net cash provided by operating activities	430,361	317,353	614,411	769,720

Investing Activities
Property additions and dry holes	(273,665)	(304,728)	(884,144)	(881,130)
Proceeds from sale of assets	7,601	13,208	19,796	173,629
Proceeds from maturities of marketable securities	—	—	—	17,892
Other - net	(2,280)	1,037	(8,417)	(5,222)

Net cash required by investing activities	(268,344)	(290,483)	(872,765)	(694,831)

Financing Activities
Increase (decrease) in notes payable	(86,000)	(9,832)	183,989	(29,065)
Decrease in nonrecourse debt of a subsidiary	—	—	(4,667)	(4,193)
Proceeds from exercise of stock options and employee stock purchase plan	4,245	18,394	15,354	18,731
Cash dividends paid	(28,060)	(20,808)	(70,056)	(62,305)
Excess tax benefits related to exercise of stock options	1,840	—	7,057	—
Other	—	—	—	(1,052)

Net cash provided by (used in) financing activities	(107,975)	(12,246)	131,677	(77,884)

Effect of exchange rate changes on cash and cash equivalents	599	9,298	10,697	(875)

Net increase (decrease) in cash and cash equivalents	54,641	23,922	(115,980)	(3,870)
Cash and cash equivalents at beginning of period	414,712	507,733	585,333	535,525

Cash and cash equivalents at September 30	$469,353	531,655	469,353	531,655

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2005)

(Millions of dollars)

	Sept. 30, 2006	Dec. 31, 2005
Total current assets	$2,009.2	1,838.9
Total current liabilities	1,267.1	1,287.0
Total assets	7,184.3	6,368.5
Long-term debt
Notes payable	782.1	597.9
Nonrecourse debt	7.5	11.6
Stockholders’ equity	4,064.8	3,461.0

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Capital expenditures
Exploration and production
United States	$48.5	31.4	153.1	144.9
Canada	45.7	86.8	141.2	187.9
Malaysia	151.8	135.2	448.7	346.2
Other	17.6	30.1	76.4	86.2

	263.6	283.5	819.4	765.2

Refining and marketing
North America	37.0	32.5	126.1	95.3
United Kingdom	1.5	9.9	4.9	68.0

	38.5	42.4	131.0	163.3

Corporate	1.1	2.4	4.5	14.3

Total capital expenditures	303.2	328.3	954.9	942.8

Charged to exploration expenses*
United States	6.6	3.2	37.7	36.0
Canada	1.2	2.6	1.4	3.8
Malaysia	22.7	16.4	65.6	54.4
Other international	(0.2)	5.3	8.0	31.5

Total charged to exploration expenses	30.3	27.5	112.7	125.7

Total capitalized	$272.9	300.8	842.2	817.1

____________
* Excludes amortization of undeveloped leases of	$5.7	5.4	16.7	17.5

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net crude oil, condensate and gas liquids produced – barrels per day	79,642	94,151	89,401	104,588
Crude oil and condensate
United States	20,312	22,298	23,272	29,077
Canada – light	116	140	111	156
– heavy	10,125	10,343	12,893	10,876
– offshore	10,344	20,640	14,048	23,544
– synthetic	12,525	11,782	11,195	10,394
United Kingdom	4,732	6,692	7,060	8,324
Ecuador	9,115	8,115	8,610	7,770
Malaysia	11,896	13,683	11,692	13,863
Natural gas liquids
United States	104	54	151	152
Canada	330	392	317	410
United Kingdom	43	12	52	22

Net crude oil, condensate and gas liquids sold – barrels per day	73,112	93,910	92,324	105,723
Crude oil and condensate
United States	20,312	22,298	23,272	29,077
Canada – light	116	140	111	156
– heavy	10,125	10,343	12,893	10,876
– offshore	9,884	21,359	14,997	23,414
– synthetic	12,525	11,782	11,195	10,394
United Kingdom	2,534	6,967	6,724	8,435
Ecuador (1)	7,243	7,160	10,516	7,663
Malaysia	9,939	13,415	12,148	15,071
Natural gas liquids
United States	104	54	151	152
Canada	330	392	317	410
United Kingdom	—	—	—	75

Net natural gas sold – thousands of cubic feet per day	73,856	69,544	81,601	96,160
United States	61,072	57,190	63,119	78,947
Canada	8,748	9,351	9,423	10,591
United Kingdom	4,036	3,003	9,059	6,622

Total net hydrocarbons produced – equivalent barrels per day (2)	91,951	105,742	103,001	120,615
Total net hydrocarbons sold – equivalent barrels per day (2)	85,421	105,501	105,924	121,750

(1)	Includes settlement with nonoperator partners of 3,125 barrels per day in the nine months ended September 30, 2006 for Block 16 crude oil withheld from the Company in 2004.
(2)	Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Weighted average sales prices
Crude oil and condensate – dollars per barrel (1)
United States	$61.83	55.38	58.69	46.56
Canada (2) – light	65.86	56.15	60.29	50.75
– heavy (3)	30.62	29.78	26.23	20.47
– offshore	68.60	59.33	64.34	50.45
– synthetic	68.41	63.99	66.15	57.42
United Kingdom	69.62	61.27	66.38	51.66
Ecuador (4)	31.66	45.99	31.41	35.06
Malaysia (5)	52.48	47.65	54.10	44.96
Natural gas liquids – dollars a barrel (1)
United States	$46.11	38.24	44.02	34.35
Canada (2)	51.35	42.23	49.71	39.15
United Kingdom	—	—	—	34.77
Natural gas – dollars per thousand cubic feet
United States (1)	$7.12	8.65	7.93	7.46
Canada (2)	5.40	7.87	6.62	6.68
United Kingdom (2)	6.13	4.47	7.39	4.93

Refinery inputs – barrels per day	170,841	145,315	108,968	167,809
North America	136,075	105,454	75,182	135,325
United Kingdom	34,766	39,861	33,786	32,484

Petroleum products sold – barrels per day	427,465	363,284	375,982	358,247
North America	392,374	322,860	341,281	323,790
Gasoline	281,168	243,352	263,601	226,565
Kerosine	284	2,329	2,055	6,269
Diesel and home heating oils	76,239	48,947	56,956	62,697
Residuals	19,318	13,800	10,446	19,023
Asphalt, LPG and other	15,365	14,432	8,223	9,236
United Kingdom	35,091	40,424	34,701	34,457
Gasoline	13,103	14,004	12,341	11,552
Kerosine	4,788	2,506	3,634	2,228
Diesel and home heating oils	11,039	18,227	11,243	15,576
Residuals	4,267	3,545	4,172	3,013
LPG and other	1,894	2,142	3,311	2,088

(1)	Includes intracompany transfers at market prices.
(2)	U.S. dollar equivalent.
(3)	Includes the effect of the Company’s hedging program.
(4)	The quarter and year-to-date 2006 prices are adversely affected by revenue sharing with the Ecuadorian government that was effective in April 2006, and the year-to-date 2006 price was adversely affected by the partial settlement with nonoperator partners of crude oil production owed to the Company since 2004.
(5)	Price is net of a payment under the terms of the production sharing contract for Block SK 309.